UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2014 (March 13, 2014)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33805	26-0354783
(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0041

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Och-Ziff Capital Management Group LLC (the “Company”) will restate certain of its previously issued financial statements in its Annual Report on Form 10-K for the year ended December 31, 2013, which the Company expects to file with the U.S. Securities and Exchange Commission (“SEC”) on or before March 18, 2014.  None of these changes will have any impact on the Company’s Economic Income, Distributable Earnings and Distributable Earnings per Adjusted Class A Share, each as previously reported.

Following a periodic review performed by the staff of the SEC (the “Staff”), the Company determined that it will consolidate the CLOs it manages.  The Company launched its first CLO in the third quarter of 2012.  Consolidating the CLOs will result in material adjustments to the Company’s previously issued annual and interim financial statements from the third quarter of 2012 through the third quarter of 2013.  The consolidation of these CLOs will result in an increase in the assets and liabilities of consolidated Och-Ziff funds in the consolidated balance sheets, as well as an increase in the income, expenses and net gains of consolidated Och-Ziff funds in the consolidated statements of comprehensive income (loss), but will not impact net income (loss) allocated to Class A shareholders.  Given the material adjustments discussed above, on March 13, 2014, the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued annual and interim financial statements from the third quarter of 2012 through the third quarter of 2013 should no longer be relied upon. None of the material adjustments will have any impact on the Company’s Economic Income, Distributable Earnings and Distributable Earnings per Adjusted Class A Share, each as previously reported.

In addition, the previously deferred income related to incentive income allocations from the consolidated funds that remained subject to clawback, to the extent there are future losses, will be allocated to the Company and to noncontrolling interests based on the contractual terms of the relevant fund documents rather than deferring these amounts until clawback contingencies were resolved.  The Company has adjusted the prior periods to conform to the current period presentation. Specifically, amounts previously reported within change in deferred income of consolidated Och-Ziff funds in the statements of comprehensive income (loss) will be adjusted to consolidated net income (loss) allocated to noncontrolling interests and consolidated net income (loss) allocated to Class A Shareholders.  The Company also will adjust the related deferred income of consolidated Och-Ziff funds liability previously included within other liabilities in the consolidated balance sheets to shareholders’ equity attributable to noncontrolling interests and shareholders’ deficit attributable to Class A Shareholders. These adjustments will not have any impact on the Company’s Economic Income, Distributable Earnings and Distributable Earnings per Adjusted Class A Share, each as previously reported.

Management and the Audit Committee discussed the matters relating to the restatement described above with Ernst & Young LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Registrant)

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer, Senior Chief Operating Officer and Executive Managing Director

March 14, 2014